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                                                                   Exhibit 10.45

                        NOBEL LEARNING COMMUNITIES, INC.
                                 (the "Company")

                                  June 17, 2003

Camden Partners Strategic Fund II-A, L.P.
Camden Partners Strategic Fund II-B, L.P.
One South Street, Suite 2150
Baltimore, MD 21202

     RE:  Management Rights
          -----------------

Ladies and Gentlemen:

     This letter will confirm our agreement that in connection with your purchase of 1,333,333 shares of the Company's Series E Convertible Preferred Stock (the "Series E Stock), you shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights, and other rights specifically provided to you in the Series E Convertible Preferred Stock Purchase Agreement, dated the date hereof (the "Purchase Agreement"), and the Registration Rights Agreement, dated the date hereof, to which you are a party.

          1. Each of you (the "Camden Group") shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with each of you regularly during each year at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans. In accordance with the time frames set forth in the Purchase Agreement, and without limitation of the foregoing, the Company will provide the Camden Group with an annual budget and operating plan for each fiscal year.

          2. Representatives of the Camden Group may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations; provided, however, that the Company reserves the right to prohibit access to certain materials if the Company believes upon advice of counsel that such prohibition is reasonably necessary to preserve the attorney-client privilege.

          3. Within the time frames set forth in the Purchase Agreement, the Company shall provide to the Camden Group (i) audited fiscal year-end financial statements prepared in accordance with generally accepted accounting principles consistently applied; (ii) monthly financial statements (including revenue and gross profit information, year-to-date results, comparisons to previous year's results, for such period and comparisons to budget), together with a brief management executive summary report, and (iii) before each fiscal year-end, a copy of the Company's monthly budget for the next fiscal year.

          4. If the Camden Group is represented on the Company's Board of Directors pursuant to rights granted in the Company's Certificate of Designation, Preferences and Rights of Series E Convertible Preferred Stock or by election or designation at any date hereafter, your representative Director may bring a visitor who is not a Board member to all meetings of the Board,

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Camden Partners Strategic Fund II-A, L.P.
Camden Partners Strategic Fund II-B, L.P.
June 17,2003
Page 2

except that the visitor may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, to discharge any respective fiduciary duties or for other similar reasons. Such visitor shall attend meetings of the Board in a non-voting, observer capacity. The Company shall provide to the Camden Group all notices and materials delivered to members of the Board in the same manner and at the same time as it shall send such notices or materials to the Board. If your representative Director is unable to attend for any reason, a substitute representative from the Camden Group may attend the Board meeting as a visitor, and in a non-voting, observer capacity, and such representative may address the Board of Directors with respect to your business issues facing the Company, except that the visitor may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, to discharge any respective fiduciary duties or for other similar reasons.

          5. If the Camden Group is not represented on the Company's Board of Directors, the Company shall give a representative of the Camden Group copies of all notices, minutes, consents and other material that the Company provides to its directors and invite a representative of the Camden Group to attend all Board meetings as a visitor, in a non-voting, observer capacity, at the Company's reasonable expense, except that the representatives may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, to discharge any respective fiduciary duties or for other similar reasons. Such representatives may address the Board of Directors with respect to the Camden Group's concerns regarding significant business issues facing the Company. The Company shall provide to the Camden Group all notices and materials delivered to members of the Board in the same manner and at the same time as it shall send such notices or materials to the Board.

          6. The Camden Group has agreed, and any representative the Camden Group may appoint will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with your rights under this letter.

          7. The rights described herein shall terminate and be of no further force or effect upon the earlier of (i) such time that the Camden Group no longer owns any capital stock of the Company, (ii) the conversion of the Camden Group's Series E Stock into Common Stock of the Company, (iii) the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933 in connection with the firm commitment underwritten offering of its securities to the general public which results in the Company's preferred stock being converted into common stock; (iv) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company's assets or the Company's merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities

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Camden Partners Strategic Fund II-A, L.P.
Camden Partners Strategic Fund II-B, L.P.
June 17,2003
Page 3

representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this provision shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

                                        Very truly yours,

                                          NOBEL LEARNING COMMUNITIES, INC.


                                          By: /s/ John R. Frock
                                              ----------------------------------
                                              Name: John R. Frock
                                              Title: Vice Chairman